Tri-Continental Corporation Authorization
Form	Systematic Withdrawal Plan
Automatic Dividend Investment Plan Cash	Change Distribution Payment Options Change
• Purchase Plan	• Cost Basis Election
Cash Purchases	• Add / Change Bank Instructions
Automatic Investment of non Tri-Continental Distributions
• Automated Clearing House Service

Part 1	Stockholder Information: (Please type or print.)

Fund      Account Number (for existing accounts)

Stockholder or UGMA/UTMA Minor (First, Middle Initial, Last)   Date of Birth (MM/DD/YYYY)   Social Security Number

Co-Stockholder or UGMA/UTMA Custodian           Date of Birth (MM/DD/YYYY)   Social Security Number

Name of Trust or Entity, if applicable     Trust Date (MM/DD/YYYY), if applicable Taxpayer Identification Number

Street Address or APO/FPO          City                       State   ZIP Code

Mobile Phone Number           Home Phone Number

Part 2	Federal Tax Classification

Check appropriate box for Federal Tax Classification (Required); check only ONE of the following seven boxes:

☐	Individual/Sole Proprietor or ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

   single-member LLC

☐	Limited Liability Company. Enter the tax classification (C = C Corporation, S = S Corporation, P = Partnership)

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions)

Exemptions (codes apply only to certain entities, not individuals; see Form W-9 Instructions):

Exempt payee code (if any)

Foreign Account Tax Compliance Act (FATCA) reporting is required for accounts maintained outside of the U.S. by certain foreign financial institutions.

If you are only submitting this form for an account you hold in the U.S., you may leave this field blank.

Exemption from FATCA reporting code (if any)

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. ET.

CT-FR/244612 R (12/22)

Part 3	Automatic Dividend Investment Plan

☐	Distribution Payment Options:

I wish to have my quarterly distributions paid as follows:

☐ Credited to my account in additional full and fractional shares.

☐ Credited 75% to my account in shares and 25% paid to me in cash.

☐ Credited 50% to my account in shares and 50% paid in cash.

☐ 100% paid to me in cash.

Part 4	Cash Purchase Plan

☐

I wish to participate in the Tri-Continental Corporation Cash Purchase Plan and intend to send funds from time to time to be invested in shares of Tri-Continental Corporation Common Stock for my account:

Cash Purchases

Your checks should indicate your name and Tri-Continental Corporation account number. Make checks payable to the order of Tri- Continental Corporation and mailed to Tri-Continental Corporation, P.O. Box 219371, Kansas City, MO 64121-9371.

Automatic Investment of non Tri-Continental Distributions from other investments

I intend to give orders for the payment of cash dividends from other investments (including, but not limited to distributions paid by other corporations or entities) to be invested in shares of Tri-Continental Corporation Common Stock for my account.

Note: Your checks should indicate your name and Tri-Continental Corporation account number. Make check payable to Tri-Continental Corporation and mail to Tri-Continental Corporation, P.O. Box 219371, Kansas City, MO 64121-9371.

Automated Clearing House Service

I intend to send funds via the Automated Clearing House (ACH) privilege at regular intervals for investment in shares of Tri-Continental Common Stock.

Check only one: ☐ Add option  ☐ Update option  ☐ Discontinue option

Automatic Investment Plans can only be established on the 5th of the month. If the 5th of the month does not fall on a Wednesday, the purchase will be held over until the next upcoming Wednesday’s market close, and receive that day’s trade date.

I (we) authorize Columbia Management Investment Services Corp. (“Service Agent”) to initiate Automatic Clearing House (ACH) debits or to draw debt check against a designated financial account for the amount listed on the dates noted. I (we) understand that the financial institution indicated must be a member of the ACH Association. This authorization shall continue until terminated by me (us) in writing to Service Agent and will be effective within 30 days after receipt of notification. I (we) understand that this service is governed by the Fund’s prospectus and the rules of the ACH Association, as amended from time to time. Complete this section as well as the bank information in Part 6.

Frequency:

Investments will be made ☐ Monthly  ☐ Quarterly  ☐ Beginning on the   day of the   month

Amount to be invested

☐	Systematic Withdrawal Plan

This Plan is available if you wish to receive fixed payments from your investment in Tri-Continental Corporation’s Common Stock in any amount at specified regular intervals. You may start a Systematic Withdrawal Plan if your shares of the Corporation’s Common Stock have a market value of $5,000 or more. Shares must be on deposit in your account as book credits. Tri-Continental Corporation will act for you and make payments to you in specified amounts on either the 1st or 15th day of each month, as designated by you, and maintain your account. If the 1st or 15th falls on a weekend or holiday, the withdrawal will be made on the prior business day.

About the sale of Tri-Continental Corporation shares:

•

Liquidations of Tri-Continental Common Stock are limited to a total of 12,500 shares per calendar quarter, subject to a maximum of 40,000 shares per calendar year, per account (including any related accounts, e.g., those under the same

Social Security Number or Taxpayer Identification Number or otherwise under common control).

•

If you have outstanding stock certificates, you must send your stock certificates to the Service Agent (this is one of the requirements for your sell order to be considered received in “good form”). We recommend using registered mail when returning outstanding certificates for 2% of the current market value of the shares. The recommended insurance amount is based on the premium for a lost certificate bond in the event the certificate is lost in transit.

•	If Day of Withdrawal is not indicated, withdrawals will be made on the 15th day of the month. A

Medallion Signature Guarantee is required if:

You want your check made payable to someone other than yourself.

•	You want proceeds to be sent according to existing bank account instructions not coded for outgoing ACH or Federal Fund Wire (FFW), or to a bank account not on file.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. ET.

CT-FR/244612 R (12/22)

Part 4	Cash Purchase Plan (continued)

Frequency:

Distributions will be made ☐ Monthly  ☐ Quarterly  ☐ Beginning on the ________ day of the _________ month Dollar amount of payment__________

Part 5	Cost Basis Accounting Method Election: (Check one)

Tri-Continental Corporation (the “Fund”) will provide cost basis information to you and the IRS for liquidated covered shares (shares acquired on or after January 1, 2012). Cost basis information for liquidated non-covered shares (shares acquired before January 1, 2012) will not be provided to the IRS.

Note: Cost basis does not apply to retirement accounts.

Please choose ONE cost basis accounting method from the list below by placing a check mark in the box of your chosen method.

The cost basis accounting method you elect will be used for all new accounts established with this application.

This election will only apply to covered shares. If you have questions about which cost basis accounting method is best for you, please consult a tax advisor.

NOTE:

•	Changes to or from the Average Cost method must be made in writing. Changes can also be made electronically at columbiathreadneedleus.com/investor by registered users.

•	If you do not specify a cost basis method, all liquidated shares of the Fund will be subject to the Fund’s default method of Average Cost.

•

If you elect to change from Average Cost to another method before selling any shares of the Fund, the method change will apply to covered shares currently owned and those that you acquire in the future.

•	If you elect to change from Average Cost to another method after selling any shares of the Fund, the method change will apply only to shares acquired after the date we receive your written request.

•

When liquidating shares, non-covered shares will be depleted first, unless you are using the Specific Lot Identification (SLID) method. Please consult your broker dealer when using Specific Lot Identification method to liquidate shares.

•	Electing Specific Lot Identification (SLID) as the cost basis method on your account will permanently remove any average cost basis tracking from non-covered shares.

☐	ACST	Average Cost – A method for valuing the cost of shares in an account by averaging the cost of all transactions in the account. The basis for determining gain/loss is calculated by taking the cumulative dollar cost of the shares owned and dividing it by the number of shares in the account with certain adjustments.

☐	FIFO	First In, First Out – A standing order to sell the oldest shares in the account first.

☐	LIFO	Last in, First Out – A standing order to sell the newest shares in an account first.

☐	HIFO	High Cost, First Out – A standing order to sell shares acquired at the highest cost first.

☐	LOFO	Low Cost, First Out – A standing order to sell shares acquired at the lowest cost first.

☐	LGUT

Loss/Gain Utilization – A standing order accounting method that evaluates losses and gains, and selects lots based on the loss/gain in conjunction with the holding period. The Loss/Gain Utilization election method depletes lots with losses before lots with gains.

For liquidated shares that yield a loss, short-term shares will be liquidated before long-term shares.

•  For liquidations that yield a gain, long-term shares will be liquidated before short-term shares. With favorable long-term capital gains rates, long-term gain shares are given priority over short-term gain shares.

•  Shares may be used only once to calculate the cost basis.

☐	SLID

Specific Lot Identification (SLID) – You designate which specific lots to sell at the time of each liquidation. You may elect a secondary cost basis method to be used as an alternate in the event the lots selected are not available. The secondary method you elect below will also be used for any automated transactions, however if no secondary method is selected, First-In, First Out will be used. Please check one of the following:

☐ First In, First Out ☐ Last In, First Out ☐ High Cost, First Out ☐ Low Cost, First Out ☐ Loss/Gain Utilization

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. ET.

CT-FR/244612 R (12/22)

Part 6	Bank Information

A Medallion Signature Guarantee is required if you are changing existing bank account information or you wish to have your account coded for outgoing ACH or FFW (see the section for Medallion Signature Guarantee).

Bank Account type: ☐ Checking  ☐ Savings

Bank Account information:

Bank ABA Routing Number (Enter nine digit number, see below)	Bank Account number (Do not use spaces or dashes, see below)

For Further Credit to the Account of (if applicable; for wire transfers):

Name of Bank	Bank phone number

Name of Bank Account Owner	Name of Joint Bank Account Owner (if applicable)

Bank Account Owner(s) Authorization Signature of Bank Account Owner (required) X	Signature of Joint Bank Account Owner (required) X

Part 7	Medallion Signature Guarantee

The signatures of all stockholders must be guaranteed by an eligible guarantor institution including, but not limited to, the following: banks, credit unions, savings associations, brokers or dealers, provided that the institution participates in the Securities Transfer Association Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Medallion Signature Program (MSP). A Medallion Signature Guarantee helps assure that a signature is genuine and not a forgery. The institution providing the Medallion Signature Guarantee is financially liable for the transaction if the signature is a forgery. Notarization by a notary public is not an acceptable signature guarantee. The Fund reserves the right to reject a signature guarantee in accordance with its standards and procedures.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. ET.

CT-FR/244612 R (12/22)

Part 8	Signature and Taxpayer Identification Number Certification: (Complete section A and B.)

Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct taxpayer identification number; and

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person (defined in the Form W-9 instructions, which are available upon request or at www.irs.gov); and

(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

A. Current Investor Information - REQUIRED: Provide the name(s) on the account exactly as they appear in the current account registration.

Stockholder or UGMA/UTMA Minor (First, Middle Initial, Last)	Date of Birth (MM/DD/YYYY) Social Security Number

Co-Stockholder or UGMA/UTMA Custodian	Date of Birth (MM/DD/YYYY) Social Security Number

Name of Entity or Trust, if applicable	Trust Date (MM/DD/YYYY), if applicable	Taxpayer Identification Number

B. Authorization - REQUIRED: The stockholder must print and sign below. If you are not the stockholder and are acting in a special capacity as an authorized individual (executor, administrator, custodian, trustee or successor trustee, beneficiary, power of-attorney, etc.) please print, sign, and indicate your capacity below. A Medallion Signature Guarantee (MSG) is required.

By signing below, I certify that I am authorized to purchase or sell shares from this new or existing account and that all information provided by me is true and accurate. I further certify that no tax advice has been given to me by Tri-Continental Corporation (the Fund), Columbia Management Investment Services Corp. (the Service Agent), and their respective affiliates, officers, directors, agents and employees. All written instructions on this form are my own. I expressly assume the responsibility for any adverse consequences which may arise from my written instructions and I agree that the Fund, the Service Agent, and their respective affiliates, officers, directors, agents and employees shall in no way be held responsible.

Each person signing on behalf of an entity represents that his/her actions are authorized. I acknowledge that I:

•	have received and read the prospectus,

•

agree that the Fund, the Service Agent, and their respective affiliates, officers, directors, agents and employees will not be liable for any loss, liability, damage or expense, which may arise as a result of relying on this form or any instruction believed genuine.

Print Name of Stockholder or Authorized Individual	Print Name of Co-Stockholder or Authorized Individual

Signature of Stockholder or Authorized Individual	Signature of Co-Stockholder or Authorized Individual
X	X

Capacity (Required for Authorized Individuals) Date (MM/DD/YYYY)	Capacity (Required for Authorized Individuals) Date (MM/DD/YYYY)

Medallion Signature Guarantee Stamp	Medallion Signature Guarantee Stamp

Guarantor, please do not affix the guarantee unless all of the information on this page has been completed.	Guarantor, please do not affix the guarantee unless all of the information on this page has been completed.

The Service Agent may require a Medallion Signature Guarantee stamp for your signature in order to process certain transactions. A MSG stamp may be executed by any eligible institution, including, but not limited to, the following: brokers or dealers, banks, credit unions, and savings associations. A MSG helps assure that a signature is genuine and not a forgery. Notarization by a notary public is not an acceptable signature guarantee. The Service Agent reserves the right to reject a signature guarantee and to request additional documentation for any transaction. You may refer to the Fund’s prospectus for more information.

CT-FR/244612 R (12/22)

Part 9	Return Instructions

Regular mail	Tri-Continental Corporation P.O. Box 219371 Kansas City, MO 64121-9371	Overnight mail	Tri-Continental Corporation c/o SS&C GIDS, Inc. 430 W 7th Street, STE 219371 Kansas City, MO 64105-1407

Part 10	Terms and Conditions

The Automatic Dividend Investment Plan and Cash Purchase Plan provides holders of the Fund common stock (the “Common Stock”) with four ways to add to their investments: 1) with Fund distributions under the Automatic Dividend Investment Plan, and under the Cash Purchase Plan: 2) with cash dividends from other investments 3) with cash payments, and 4) with electronic funds transferred via the Automated Clearing House (ACH), (each, a “Service”). A Fund stockholder holding their account directly with the Service Agent completing this form by selecting participation in the Automatic Dividend Investment Plan and the Cash Purchase Plan (collectively, Planholders) may use any or all of these services, subject to the following terms and conditions.

1.

The Service Agent will maintain accounts and confirm to Planholders, as soon as practicable after each investment, the number of shares of Common Stock shares for Planholders. All checks for dividends payable by other corporations or for cash purchase payments sent by Planholders for investment in additional shares of Common Stock should be drawn to the order of Tri- Continental Corporation and mailed to Tri-Continental Corporation, P.O. Box 219371, Kansas City, MO 64121-9371.

2.

Funds received by the Fund for a Planholder will be combined with funds of other Planholders for the purchase of Common Stock in order to minimize brokerage commissions on shares purchased. Shares will be purchased in accordance with the current Prospectus. Dividends from other corporations and purchase cash received from Planholders or through the Automated Clearing House Service will be invested at least once each 30 days.

3.	Shares will be issued under the Cash Purchase Plan in accordance with the current Prospectus, as amended from time to time.

4.

No stock certificates will be delivered for shares acquired unless the Plan account is terminated or the Planholder requests their delivery by written or telephone request to the Service Agent. The shares acquired will be held in each Planholder’s account as book credits.

5.

Certificates held by Planholder, or subsequently received, may be sent to the Service Agent for credit to a Plan account. A certificate for any full shares held in a Plan account will be issued at a Planholder’s request. The time required to obtain a certificate to sell through a broker, or for other purposes, will be that needed to send a written or telephone request to the Service Agent to withdraw the certificate (normally two business days) and to mail the certificate to the Planholder through the U.S. Postal Service.

6.	A service charge of $2.00 will be deducted before each investment is made for a Plan account. There is no charge for Automatic Dividend Investment.

7.

A Planholder or the Service Agent may terminate a Plan account at any time upon notice in writing before the record date of a distribution by the Fund. A Plan account will terminate automatically if the Planholder sells or transfers all of the shares in the Plan account. If a Plan account is terminated, a certificate for the full shares held may be issued and sent to the Planholder, and any fractional shares may be liquidated at the Planholders request. Terminated Planholders may elect to have all of part of their shares sold by the Fund, if their shares are held in book credit form. If a Plan account is terminated between the record and payment dates of a distribution, the distribution payment will be made in cash.

8.	In acting under this Plan, the Fund and the Service Agent will be liable only for willful misfeasance or gross negligence.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. ET.

Columbia Threadneedle Investments (Columbia Threaadneedle) is the global brand name of the Columbia and Threadneedle group of companies. Columbia Management Investment Services Corp. is the Service Agent for Tri-Continental Corporation.

© 2022 Columbia Management Investment Advisers, LLC. All rights reserved.

4780493 (12/22) CT-FR/244612 R (12/22)